Exhibit 3.6

Profit Corporation: Certificate of Amendment ‹ URSUANT TO NRS 78.380 & 78 385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles ‹aunsUANT TO NRS 78 403) Officer's Statement ‹PURSUANT TO NRS 80 030) Segtemhei - ?2, 2ra: Time. (must not be later than 90 days after the certificate is filed) Date: 4. Effective Date and Time: (Optional) Changes to takes the following effect: The entity name has been amended The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. x The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) See attachment. (attach additional page(s) if necessary) 5. Information Being Changed: (Domestic corporations only) C FO is/ Jackie Shi x 6. Signature: (Required) Title Signature of Officer or Authorized Signer X Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required. of the holders of shares representing a majority of the voting power of each r:lass nr series a ffected by the ament1ment regarrJless tn limitation s or restrictions en the voting power thereof. Please include any required or optional information in space below: 1,000,0(i£L000 Par Value: $0.OU 1 per share. 12 19 59 p m 10 — 08 - 2025 7 18886118813 ”a: nevada secretary of state Page: 7 of 8 FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 0708 Website: www.nvsos.gov 2025 - 10 - 08 19:19:51 GMT 18886118813 From: Vcorp Services, L£ This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 9/1/2023

12 19 59 p. m 10 - 08 — 2025 t 8 18886118813 To: nevada secretary of state Page: 8 of 8 2025 - 10 - 08 19:19:51 GMT ATTACH ME hT TO ARTIC’YES OF I NCOR PORATION SMA RT POW ER R CCORP. Th is A rtic les of Incor oration of Smart Pew err Corp., a Nevada corpoi - ation (the "Corporation”) are hereby FC)LI RTH: The c corporation shall be uuthorizect to issue the fic›llo›x'rug shares: 18886118813 From: Vcorp Services, LL Class Coirimon of N u m bcr Shares Par Value 1,000.000,000 $ 0.00 I